EXHIBIT 21

Subsidiaries of the Registrant (1), (2) and (3)  – at December 31, 2018

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Aera Energy LLC (5)	48.2	California
AKG Marketing Company Limited	87.5	Bahamas
Al-Jubail Petrochemical Company (4) (5)	50	Saudi Arabia
Ampolex (Cepu) Pte Ltd	100	Singapore
Ancon Insurance Company, Inc.	100	Vermont
Barnett Gathering, LLC	100	Texas
Barzan Gas Company Limited (5)	7	Qatar
BEB Erdgas und Erdoel GmbH & Co. KG (4) (5)	50	Germany
Cameroon Oil Transportation Company S.A. (5)	41.06	Cameroon
Canada Imperial Oil Limited	69.6	Canada
Caspian Pipeline Consortium (5)	7.5	Russia/Kazakhstan
Coral FLNG, S.A. (5)	25	Mozambique
Cross Timbers Energy, LLC (4) (5)	50	Delaware
Ellora Energy Inc.	100	Delaware
Esso Australia Resources Pty Ltd	100	Australia
Esso Deutschland GmbH	100	Germany
Esso Erdgas Beteiligungsgesellschaft mbH	100	Germany
Esso Exploration and Production Angola (Overseas) Limited	100	Bahamas
Esso Exploration and Production Chad Inc.	100	Bahamas
Esso Exploration and Production Guyana Limited	100	Bahamas
Esso Exploration and Production Nigeria (Deepwater) Limited	100	Nigeria
Esso Exploration and Production Nigeria (Offshore East) Limited	100	Nigeria
Esso Exploration and Production Nigeria Limited	100	Nigeria
Esso Exploration and Production UK Limited	100	United Kingdom
Esso Exploration Angola (Block 15) Limited	100	Bahamas
Esso Exploration Angola (Block 17) Limited	100	Bahamas
Esso Global Investments Ltd.	100	Bahamas
Esso Italiana S.r.l.	100	Italy
Esso Nederland B.V.	100	Netherlands
Esso Norge AS	100	Norway
Esso Petroleum Company, Limited	100	United Kingdom
Esso Raffinage	82.89	France
Esso Societe Anonyme Francaise	82.89	France
Esso (Thailand) Public Company Limited	65.99	Thailand
Exxon Azerbaijan Limited	100	Bahamas
Exxon Chemical Arabia Inc.	100	Delaware
Exxon International Finance Company	100	Delaware
Exxon Luxembourg Holdings LLC	100	Delaware
Exxon Mobile Bay Limited Partnership	100	Delaware
Exxon Neftegas Limited	100	Bahamas
Exxon Overseas Corporation	100	Delaware
Exxon Overseas Investment Corporation	100	Delaware
ExxonMobil (China) Investment Co., Ltd.	100	China

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
ExxonMobil (Taicang) Petroleum Co., Ltd.	100	China
ExxonMobil Abu Dhabi Offshore Petroleum Company Limited	100	Bahamas
ExxonMobil Alaska Production Inc.	100	Delaware
ExxonMobil Asia Pacific Pte. Ltd.	100	Singapore
ExxonMobil Australia Pty Ltd	100	Australia
ExxonMobil Barzan Limited	100	Bahamas
ExxonMobil Canada Energy	100	Canada
ExxonMobil Canada Ltd.	100	Canada
ExxonMobil Canada Properties	100	Canada
ExxonMobil Canada Resources Company	100	Canada
ExxonMobil Capital Finance Company	100	Delaware
ExxonMobil Capital Netherlands B.V.	100	Netherlands
ExxonMobil Central Europe Holding GmbH	100	Germany
ExxonMobil Cepu Limited	100	Bermuda
ExxonMobil Chemical France	100	France
ExxonMobil Chemical Gulf Coast Investments LLC	100	Delaware
ExxonMobil Chemical Holland B.V.	100	Netherlands
ExxonMobil Chemical Services (Shanghai) Co., Ltd.	100	China
ExxonMobil China Petroleum & Petrochemical Company Limited	100	Bahamas
ExxonMobil Delaware Holdings Inc.	100	Delaware
ExxonMobil Development Africa B.V.	100	Netherlands
ExxonMobil Development Company	100	Delaware
ExxonMobil Egypt (S.A.E.)	100	Egypt
ExxonMobil Exploracao Brasil Ltda.	100	Brazil
ExxonMobil Exploration and Production Malaysia Inc.	100	Delaware
ExxonMobil Exploration and Production Norway AS	100	Norway
ExxonMobil Exploration and Production Romania Limited	100	Bahamas
ExxonMobil Exploration and Production Tanzania Limited	100	Bahamas
ExxonMobil Finance Company Limited	100	United Kingdom
ExxonMobil Financial Investment Company Limited	100	United Kingdom
ExxonMobil France Holding SAS	100	France
ExxonMobil Gas Marketing Europe Limited	100	United Kingdom
ExxonMobil General Finance Company	100	Delaware
ExxonMobil Global Services Company	100	Delaware
ExxonMobil Golden Pass Surety LLC	100	Delaware
ExxonMobil Holding Company Holland LLC	100	Delaware
ExxonMobil Holding Norway AS	100	Norway
ExxonMobil Hong Kong Limited	100	Hong Kong
ExxonMobil International Services SARL	100	Luxembourg
ExxonMobil Iraq Limited	100	Bahamas
ExxonMobil Italiana Gas S.r.l.	100	Italy
ExxonMobil Kazakhstan Inc.	100	Bahamas
ExxonMobil Kazakhstan Ventures Inc.	100	Delaware
ExxonMobil LNG Services B.V.	100	Netherlands

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
ExxonMobil Lubricants Trading Company	100	Delaware
ExxonMobil Oil Corporation	100	New York
ExxonMobil Petroleum & Chemical BVBA	100	Belgium
ExxonMobil Petroleum & Chemical Holdings Inc.	100	Delaware
ExxonMobil Pipeline Company	100	Delaware
ExxonMobil PNG Limited	100	Papua New Guinea
ExxonMobil Production Deutschland GmbH	100	Germany
ExxonMobil Production Norway Inc.	100	Delaware
ExxonMobil Qatargas Inc.	100	Delaware
ExxonMobil Qatargas (II) Limited	100	Bahamas
ExxonMobil Ras Laffan (III) Limited	100	Bahamas
ExxonMobil Rasgas Inc.	100	Delaware
ExxonMobil Research and Engineering Company	100	Delaware
ExxonMobil Russia Kara Sea Holdings B.V.	100	Netherlands
ExxonMobil Sales and Supply LLC	100	Delaware
ExxonMobil Technology Finance Company	100	Delaware
ExxonMobil Ventures Finance Company	100	Delaware
ExxonMobil Ventures Funding Ltd.	100	Bahamas
Fujian Refining & Petrochemical Co. Ltd. (5)	25	China
Golden Pass LNG Terminal Investments LLC	100	Delaware
Golden Pass LNG Terminal LLC (5)	17.6	Delaware
Gulf Coast Growth Ventures LLC (4) (5)	50	Delaware
Imperial Oil Limited	69.6	Canada
Imperial Oil Resources Limited	69.6	Canada
Imperial Oil Resources N.W.T. Limited	69.6	Canada
Imperial Oil/Petroliere Imperiale	69.6	Canada
Infineum Italia s.r.I. (4) (5)	50	Italy
Infineum Singapore Pte. Ltd. (4) (5)	50	Singapore
Marine Well Containment Company LLC (5)	10	Delaware
Mobil Australia Resources Company Pty Limited	100	Australia
Mobil California Exploration & Producing Asset Company	100	Delaware
Mobil Caspian Pipeline Company	100	Delaware
Mobil Chemical Products International Inc.	100	Delaware
Mobil Corporation	100	Delaware
Mobil Equatorial Guinea Inc.	100	Delaware
Mobil Erdgas Verwaltungsgesellschaft mbH	100	Germany
Mobil Exploration & Producing Australia Pty Ltd	100	Australia
Mobil International Petroleum Corporation	100	Delaware
Mobil Oil Australia Pty Ltd	100	Australia
Mobil Oil Exploration & Producing Southeast Inc.	100	Delaware
Mobil Oil New Zealand Limited	100	New Zealand
Mobil Producing Nigeria Unlimited	100	Nigeria
Mobil Producing Texas & New Mexico Inc.	100	Delaware
Mobil Services (Bahamas) Limited	100	Bahamas

	Percentage of Voting Securities Owned Directly or Indirectly by Registrant	State or Country of Organization
Mobil Venezolana De Petroleos Inc.	100	Bahamas
Mobil Yanbu Petrochemical Company Inc.	100	Delaware
Mobil Yanbu Refining Company Inc.	100	Delaware
Mountain Gathering, LLC	100	Delaware
Mozambique Rovuma Venture, S.p.A. (5)	35.714	Italy
Nederlandse Aardolie Maatschappij B.V. (4) (5)	50	Netherlands
Palmetto Transoceanic LLC	100	Delaware
Papua New Guinea Liquefied Natural Gas Global Company LDC (5)	33.2	Bahamas
Permian Express Partners LLC (5)	12.3	Delaware
Phillips Exploration, LLC	100	Delaware
Qatar Liquefied Gas Company Limited (5)	10	Qatar
Qatar Liquefied Gas Company Limited (2) (5)	24.15	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (5)	24.999	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (II) (5)	30.517	Qatar
Ras Laffan Liquefied Natural Gas Company Limited (3) (5)	30	Qatar
Saudi Aramco Mobil Refinery Company Ltd. (4) (5)	50	Saudi Arabia
Saudi Yanbu Petrochemical Co. (4) (5)	50	Saudi Arabia
SeaRiver Maritime, Inc.	100	Delaware
South Hook LNG Terminal Company Limited (5)	24.15	United Kingdom
SPI (208) Limited	100	Papua New Guinea
Tengizchevroil, LLP (5)	25	Kazakhstan
Terminale GNL Adriatico S.r.l (5)	70.678	Italy
Trend Gathering & Treating, LLC	100	Texas
Wolverine Pipe Line Company	53.39	Delaware
XH, LLC	100	Delaware
XTO Delaware Basin, LLC	100	Texas
XTO Energy Canada	84.80	Canada
XTO Energy Inc.	100	Delaware
XTO Holdings, LLC	100	Delaware

______________

NOTES:

(1)

For the purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.

(2)	With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.
(3)

The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary under Securities and Exchange Commission Regulation S-X, Rule 1-02(w).

(4)

The registrant owns directly or indirectly approximately 50 percent of the securities of this person and approximately 50 percent of the voting securities of this person is owned directly or indirectly by another single interest.

(5)

The investment in this unconsolidated person is represented by the registrant's percentage interest in the underlying net assets of such person. The accounting for these unconsolidated persons is referred to as the equity method of accounting.